Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 of Valens Semiconductor Ltd. of our report dated June 9, 2021 relating to the financial statements of Valens Semiconductor Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
July 28, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited